Exhibit 11.1 - Computation of Earnings Per Share
Physicians Quality Care, Inc.



                                         Three Months Ended        Nine Months Ended
                                            September 30,            September 30,
Primary and Fully-diluted earnings      -----------------------  ------------------------
 per share(1)                                1996        1997          1996         1997
                                        -----------------------  ------------------------
Net loss                               $   967,138  $1,227,448   $ 3,280,488  $ 3,683,344
Accretion on common stock subject to
 fair value   put (2)                   14,436,848                14,436,848    6,656,541
                                        -----------------------  ------------------------
Net loss available to common
 stockholders                          $15,403,986  $1,227,448   $17,717,336  $10,339,885
                                        ======================   ========================
Weighted average common shares
 outstanding                            10,870,020  34,002,120     9,228,584   28,528,490
                                        ======================   ========================
Primary and fully-diluted loss per
 common share                          $      1.42  $     0.04   $      1.92  $      0.36
                                        ======================   ========================


         (1) The effect of options, warrants and convertible securities are not considered as it would be antidilutive.

         (2)  Calculated as follows:



                                    Three and Nine Months                     Nine Months Ended
                                    Ended September 30, 1996                  September 30, 1997
                                    ------------------------                  ------------------
Per share fair value of common stock       $      2.50                              $      3.00
Recorded per share value                           .01                                     2.50
                                           -----------                              -----------

Per share accretion adjustment             $      2.49                              $       .50
Common shares subject to fair value put      5,797,930                               13,313,082
                                           -----------                              -----------
                                           $14,436,848                              $ 6,656,541
                                           ===========                              ===========
